UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010 (December 22, 2010)

CRIMSON EXPLORATION INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-12108	20-3037840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas Ave., Suite 2900, Houston, Texas 77002

(Address of principal executive offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement

As previously disclosed, on October 26, 2010, Crimson Exploration Inc. (the “Company”) entered into a private placement transaction with America Capital Energy Corporation (“ACEC”), a private investor, whereby ACEC purchased 4,250,000 shares of the Company’s common stock, par value $0.001, for cash consideration of $21,250,000 and a 60-day option (the “Option”) by which ACEC had the right to acquire an additional 1,750,000 shares of Series I Convertible Preferred Stock, par value $0.01 per share (the “Series I Preferred Stock”), a newly created series of preferred stock, for additional consideration of $8,750,000. On December 22, 2010, ACEC exercised the Option in full.

In connection with ACEC’s exercise of the Option, on December 22, 2010, the Company and ACEC entered into a Registration Rights Agreement (the “Registration Rights Agreement”) providing for certain obligations of the Company to register the shares of the Company’s common stock issued to ACEC in connection with the private placement transaction, including the shares of the Company’s common stock issuable to ACEC upon conversion of the Series I Preferred Stock. The Registration Rights Agreement provides ACEC with one demand right, pursuant to which ACEC has the right to require the Company to file a registration statement registering such shares of common stock, and an unlimited number of “piggyback” registration rights, pursuant to which ACEC has the right to require the Company to register such shares of common stock in connection with any registration statement filed by the Company for its own account or for the account of another stockholder. ACEC’s exercise of its demand right and piggyback rights and the related obligations of the Company are subject to certain limitations contained in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Second Lien Credit Agreement

On December 27, 2010, the Company entered into a new second lien credit agreement (the “Second Lien Credit Agreement”) with Barclays Bank PLC (“Barclays”) as agent, and each lender from time to time party thereto. The Second Lien Credit Agreement provides for a five-year second lien term loan in an aggregate principal amount of $175 million. On December 27, 2010, the Company borrowed $175 million pursuant to the Second Lien Credit Agreement to pay in full all of the outstanding indebtedness of the Company under its existing second-lien term loan at par plus accrued interest, to pay off a $2.0 million subordinated promissory note, to pay related fees and expenses, and to reduce borrowings under the Company’s first lien revolving credit facility. Affiliates of Oaktree Capital Management, LP, holders of a portion of the Company’s existing second-lien term loan and the subordinated promissory note, were repaid with the proceeds from the new second-lien term loan and are participating in the new second-lien term loan.

The Second Lien Credit Agreement matures on December 27, 2015. Loans under the Second Lien Credit Agreement are made in the form of either base rate loans or LIBOR loans, at the Company’s option, plus a specified margin. Base rate loans are subject to an interest rate fluctuating based upon the higher of 4.0% per annum, a designated bank prime rate, certain rates related to the Federal Funds rate or the one month LIBOR rate, plus a margin of 8.5%. LIBOR loans are subject to an interest rate based upon the higher of 3.0% or LIBOR rates for the applicable loan interest periods, plus a margin of 9.5%.

The new second-lien term loans under the Second Lien Credit Agreement are secured by second-priority liens on substantially all the assets of the Company and its active subsidiaries, including a security interest in the stock of all the Company’s direct and indirect subsidiaries. The obligations under the Second Lien Credit Agreement will be subordinate and junior to those under the Company’s revolving credit facility.

The Second Lien Credit Agreement also includes usual and customary covenants typical for this type and size of financing, including, among others: (i) maintaining the ratio of total debt (net of unrestricted cash and cash equivalents) to Adjusted EBITDAX for the four trailing fiscal quarters of less than 4.25x as of the end of any fiscal quarter ending through June 30, 2011, 3.75x as of the end of the fiscal quarters ending on September 30, 2011 and December 31, 2011, and 3.50x as of the end of any fiscal quarter thereafter; (ii) maintaining the minimum interest coverage ratio of Adjusted EBITDAX to cash interest expense for the four trailing fiscal quarters to be not less than 2.00x as of the end of any fiscal quarter ending through March 31, 2011, 2.25x as of the end of any fiscal quarter ending on June 30, 2011, September 30, 2011 and December 31, 2011, 2.50x as of the end of any fiscal quarter ending on March 31, 2012 and June 30, 2012, and 2.75x as of the end of any fiscal quarter ending thereafter; and (iii) maintaining a ratio of PV-10 Value to total debt (net of unrestricted cash and cash equivalents) of 1.25x as of the end of any fiscal quarter ending through June 30, 2012 and 1.50x thereafter, as well as certain other covenants related to financial performance, permitted indebtedness, minimum hedging requirements to limit commodity price risk and asset dispositions. EBITDAX is defined in the Second Lien Credit Agreement as net income (loss) before net interest expense, taxes, and depreciation, amortization and exploration expenses. Adjusted

EBITDAX, as defined in the Second Lien Credit Agreement, represents EBITDAX as further adjusted for (i) unrealized gain or loss on derivative instruments, (ii) non-cash share-based compensation charges, (iii) impaired assets, (iv) other financing costs and (v) gains or losses on the disposition of assets, all of which will be required in determining the Company’s compliance with financial covenants under our revolving credit facility and the Second Lien Credit Agreement. PV-10 Value is defined in the Second Lien Credit Agreement, as of any date of determination, the present value of estimated future revenues less severance and ad valorem taxes, operating, gathering, transportation and marketing expenses and capital expenditures from the production of proved reserves on the oil and gas properties of the Company and its guarantor subsidiary, as set forth in the most recent reserve reports, calculated in accordance with the Securities and Exchange Commission guidelines, and using a monthly futures pricing convention for crude oil and natural gas as quoted on the New York Mercantile Exchange, with adjustments for field differentials and for hedging agreements then in effect, and discounted using an annual discount rate of 10%. In calculating PV-10 Value, certain mortgaged undeveloped acreage in the Haynesville Shale will be deemed to add $1,000 per acre to PV-10 Value.

In contemplation of the new second-lien term loan, the Company also entered into new commodity price hedges for the 2011 calendar year. Under terms of the new Second Lien Credit Agreement, the Company is required to hedge its commodity price risk for a minimum of 80% of currently forecasted PDP gas production and 75% of forecasted liquids production for 2011, and for 65% of currently forecasted natural gas and liquids production for 2012. The Company is required to enter into additional hedging agreements to reach those levels within fifteen days after the closing of the new Second Lien Credit Agreement, and hedging requirements for years beyond 2012 might be required under certain circumstances provided for in the Second Lien Credit Agreement.

The foregoing description of the Second Lien Credit Agreement is a summary only and is qualified in its entirety by reference to the Second Lien Credit Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Amendment to Senior Credit Agreement

On December 27, 2010 and simultaneously with the closing under the Second Lien Credit Agreement, the Company also entered into a sixth amendment (the “Sixth Amendment”) to its senior secured revolving credit facility, dated May 31, 2007, as amended (the “Senior Credit Agreement”). The Sixth Amendment provides, among other things, for: (i) an extension of the maturity date of borrowings under the Senior Credit Agreement to May 31, 2013; (ii) the Company entering into the Second Lien Credit Agreement and the related intercreditor agreement and security documents; (iii) the application of the net proceeds from the second-lien term loan under the Second Lien Credit Agreement to pay off the Company’s existing $150 million second-lien term loan and certain other debt; (iii) a formula reduction of the current borrowing base of $95 million to $88.75 million; (iv) a revision to the maximum leverage ratio of the Company’s total debt to Adjusted EBITDAX for the four trailing fiscal quarters to provide that such ratio may not be greater than 4.25x as of the end of any fiscal quarter ending through June 30, 2011, 3.75x as of the end of the fiscal quarters ending on September 30, 2011 and December 31, 2011, and 3.50x as of the end of any fiscal quarter thereafter; (v) a new maximum senior leverage ratio of the Company’s total outstanding loans and letter of credit commitments under the Senior Credit Agreement to Adjusted EBITDAX for the four trailing fiscal quarters to be no greater than 2.25x as of the end of any fiscal quarter; and (vi) a revision to the minimum interest coverage ratio of Adjusted EBITDAX to cash interest expense for the four trailing fiscal quarters to be not less than 2.00x as of the end of any fiscal quarter ending through March 31, 2011, 2.25x as of the end of any fiscal quarter ending on June 30, 2011, September 30, 2011 and December 31, 2011, 2.50x as of the end of any fiscal quarter ending on March 31, 2012 and June 30, 2012, and 2.75x as of the end of any fiscal quarter ending thereafter. EBITDAX and Adjusted EBITDAX are defined in the same manner as such terms are defined in the Second Lien Credit Agreement.

Also on December 27, 2010, the Company entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with each of Barclays, the agent under the Second Lien Credit Agreement, and Wells Fargo National Association (“Wells Fargo”), the agent under the Senior Credit Agreement. The Intercreditor Agreement sets forth the respective rights, obligations and remedies of the parties with respect to the Barclays’ second-priority lien and Wells Fargo’s first priority lien on the assets of the Company and its active subsidiary.

The foregoing descriptions of the Sixth Amendment and the Intercreditor Agreement is a summary only and is qualified in its entirety by reference to the Sixth Amendment and the Intercreditor Agreement, which are filed herewith as Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation of the Registrant

The disclosure contained in Item 1.01 under “Second Lien Credit Agreement” is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities

On December 22, 2010, the Company sold 1,750,000 shares of Series I Preferred Stock pursuant to ACEC’s exercise of the Option for total cash consideration of $8,750,000. In addition, pursuant to ACEC’s exercise of its right to appoint a member of the Company’s board of directors under the terms of the Series I Preferred Stock, as discussed in more detail in Item 5.02 of this Current Report, each issued and outstanding share of the Series I Preferred Stock held by ACEC automatically converted into an equivalent number of shares of the Company’s common stock. After giving effect to the issuance of the shares of the Company’s common stock upon conversion of the Series I Preferred Stock and the shares of common stock previously issued by the Company to ACEC in the private placement transaction, ACEC has been issued an aggregate of 6,000,000 shares of the Company’s common stock, or approximately 13.4% of the outstanding shares of common stock of the Company. Following such conversion, there are no issued and outstanding shares of Series I Preferred Stock remaining issued and outstanding.

The shares of Series I Preferred Stock were offered and sold by the Company in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The shares of the Company’s common stock issued on the conversion of the Preferred Stock were issued in reliance upon an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company intends to use the net proceeds from the private placement for general corporate purposes, including the continued development of its significant inventory of drilling prospects.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2010, Mr. Ni Zhaoxing was appointed to the Company’s board of directors pursuant to ACEC’s exercise of its right to appoint a member of the Company’s board of directors under the terms of the Certificate of Designation, Preferences and Rights of Series I Convertible Preferred Stock (the “Certificate”). Pursuant to the Certificate, ACEC, as holder of the Series I Preferred Stock, had the right to appoint a director to serve on the Company’s board of directors. Mr. Ni currently serves as Chairman and Chief Executive Officer of ACEC and will serve on the Company’s board of directors until election of directors at the next annual meeting of shareholders of the Company.

Item 8.01	Regulation FD Disclosure.

On December 22, 2010, the Company issued a press release announcing the appointment of Mr. Ni Zhaoxing to the Company’s board of directors. A copy of the press release is attached hereto as Exhibit 99.1.

On December 27, 2010, the Company issued a press release announcing the entry into the Second Lien Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

The exhibits described in this Item 8.01 of Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement between Crimson Exploration Inc. and America Capital Energy Corporation, dated as of December 22, 2010

10.2	Second Lien Credit Agreement, dated as of December 27, 2010, among Crimson Exploration Inc., as borrower, Barclays Bank PLC, as agent, and each lender from time to time party thereto

10.3	Sixth Amendment, dated as of December 27, 2010, to the Amended and Restated Credit Agreement, dated as of May 31, 2007, among Crimson Exploration Inc., the guarantor party thereto, the lender parties thereto and Wells Fargo Bank, National Association

10.4	Intercreditor Agreement, dated as of December 27, 2010, among Crimson Exploration Inc., as borrower, Wells Fargo Bank, National Association, as First Lien Agent, and Barclays Bank PLC, as Second Lien Agent

99.1	Press Release dated December 22, 2010

99.2	Press Release dated December 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC. (Registrant)

/s/ E. JOSEPH GRADY
E. Joseph Grady
Senior Vice President & Chief Financial Officer

Dated: December 28, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Registration Rights Agreement between Crimson Exploration Inc. and America Capital Energy Corporation, dated as of December 22, 2010

10.2	Second Lien Credit Agreement, dated as of December 27, 2010, among Crimson Exploration Inc., as borrower, Barclays Bank PLC, as agent, and each lender from time to time party thereto

10.3	Sixth Amendment, dated as of December 27, 2010, to the Amended and Restated Credit Agreement, dated as of May 31, 2007, among Crimson Exploration Inc., the guarantor party thereto, the lender parties thereto and Wells Fargo Bank, National Association

10.4	Intercreditor Agreement, dated as of December 27, 2010, among Crimson Exploration Inc., as borrower, Wells Fargo Bank, National Association, as First Lien Agent, and Barclays Bank PLC, as Second Lien Agent

99.1	Press Release dated December 22, 2010

99.2	Press Release dated December 27, 2010